Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is dated May 10, 2023, by and between INVO Bioscience, Inc., a Nevada corporation (“INVO”), and Lyfe Medical I, LLC, a Delaware limited liability company (“Lyfe”). Each of INVO and Lyfe are sometimes referred to herein individually, as a “Party” and, together as the “Parties.”

RECITALS

WHEREAS, INVO and Lyfe are parties to that certain Partnership Agreement, dated April 9, 2021, (the “Partnership Agreement”).

WHEREAS, the Parties desire to terminate their respective responsibilities and obligations arising under the Partnership Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

I.	Termination of Partnership Agreement

A. Each of the Parties hereby agrees that the Partnership Agreement shall be immediately terminated in its entirety and be of no further force or effect.

B. Each of the Parties hereby agrees that upon termination of the Partnership Agreement in accordance with Section 1.A above, the parties to the Partnership Agreement shall have no further rights, obligations, or duties under the Partnership Agreement, in respect thereof and/or to one another.

II.	Miscellaneous

A. Each Party hereto from time-to-time hereafter, and upon request, shall execute, acknowledge, and deliver such other instruments as reasonably may be required to carry out the terms and conditions of this Agreement.

B. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, assignees, and beneficiaries in interest.

C. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to principles of conflicts of laws, and without reference to any rules of construction regarding the Party responsible for the drafting hereof.

D. This Agreement may be executed simultaneously in two or more counterparts, and signature pages may be delivered by facsimile or .pdf, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

E. All headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

F. This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes and replaces any prior understandings and agreements with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other parties by the party to be charged.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

INVO BIOSCIENCE, INC.		LYFE MEDICAL I, LLC

By:	/s/ Andrea Goren	By:	/s/ William Faidi
Name:	Andrea Goren	Name:	William Faidi
Title:	CFO	Title:	Managing Member
Date:	5/10/2023	Date:	5/10/2023

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